Exhibit 99.1
You're a neighbor, not a number 2023 Annual Shareholders Meeting

Cautionary Statement Regarding Forward-Looking Statements In addition to historical information, this presentation may contain forward-looking statements. For this purpose, any statement that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals. Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to: • changes in assumptions underlying the establishment of allowances for loan losses, and other estimates; • the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities; • the effects of future economic, business and market conditions; • legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of Federal Deposit Insurance Corporation insurance and other coverages; • our inability to maintain our regulatory capital position; • the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company; • changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, and soundness of other financial institutions we do business with; • risks inherent in making loans such as repayment risks and fluctuating collateral values; • changes in operations of the mortgage company as a result of the activity in the residential real estate market; 1

Cautionary Statement Regarding Forward-Looking Statements • exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor; • governmental monetary and fiscal policies; • geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; • changes in accounting policies, rules and practices; • reliance on our management team, including our ability to attract and retain key personnel; • competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources; • demand, development and acceptance of new products and services; • problems with technology utilized by us; • natural disasters, war, terrorist activities, pandemics, or the outbreak of COVID-19 or similar outbreaks, and their effects on economic and business environments in which the Company operates; • adverse effects due to COVID-19 on the Company and its customers, counterparties, employees, and third-party service providers, and the adverse impacts to our business, financial position, results of operations, and prospects; • changing trends in customer profiles and behavior; and • other factors described from time to time in our reports filed with the SEC. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made. In addition, past results of operations are not necessarily indicative of future results. 2

Non-GAAP Financial Measures The accounting and reporting polices of the Company conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. These measures include core operating income, core earnings per share and core return on tangible common equity for the consolidated entity, the commercial banking segment, and the mortgage banking segment, and pre-tax pre-provision income. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this presentation. 3

Our Value Proposition 4 Vision, Discipline, Execution • We think and behave like long-term investors Market • Strong market position in a very attractive market Opportunity • Excellent opportunity to take market • A strong community bank with a successful mortgage company Differentiated Transparency and Candor • Effective shareholder communications • Excellent shareholder returns over the last five years We Deliver Results

Our Strategy Is Built Around Delivering Top Quartile Long Term Returns To Our Shareholders This Means… • Top Quartile Return on Tangible Common Equity • Sustained High Single Digit Earnings Per Share Growth • Best Quartile Asset Quality in Worst Part of Cycle • Best Quartile Earnings Volatility 5

Village Bank and Trust Financial Corp. (Nasdaq: VBFC) Market Areas

Richmond MSA Market Position[(1)]

Rank	Institution (ST)	Total Assets as of March 31, 2023 ($,000)	Number of Branches	Deposit in Market ($,000)	Market Share (%)	Average Branch Size ($,000)
1	Capital One Financial Corp. (VA)	$ 471,660,000	1	$ 85,062,845	59.56	$ 85,062,845
2	Bank of America Corporation (NC)	3,194,657,000	18	24,886,448	17.43	1,382,580
3	Truist Financial Corp. (NC)	574,354,000	45	11,228,494	7.86	249,522
4	Wells Fargo & Co. (CA)	1,886,400,000	46	8,871,768	6.21	192,865
5	Atlantic Union Bkshs Corp. (VA)	20,103,370	21	4,089,609	2.86	194,743
6	TowneBank (VA)	16,730,477	9	1,513,663	1.06	168,185
7	C&F Financial Corp. (VA)	2,440,333	15	1,332,264	0.93	88,818
8	Primis Financial Corp. (VA)	4,205,406	12	979,837	0.69	81,653
9	United Bankshares Inc. (WV)	30,182,241	12	818,349	0.57	68,196
10	**Village Bank & Trust Finl Corp (VA)**	**734,797**	**8**	**662,499**	**0.46**	**82,812**
	Total for Institutions in Market		**287**	**$ 142,811,845**		**$ 497,602**

Richmond MSA[(2)]

- State Capital
- 5 major colleges & universities
- 10 Fortune 1000 companies headquartered
- Virginia 2021 Top State for Business (CNBC)
- Educated workforce (~38% of adults have a bachelor's degree or higher according U.S. Census Bureau)
- Diverse population with an average household income of ~$69,500 vs the national average of ~$63,000
- Excellent quality of life

Williamsburg (Hampton Roads MSA)[(3)]

- 37th largest region in the United States
- Approximately 1.76 million residents
- Home to William & Mary, second oldest university in the United States


Ashland
Goochland
Glen Allen
King And Queen Court House
Richmond
Powhatan
West Point
York River
Amelia Court House
Hopewell

[(1)] Source: S&P Global, Data as of the 6/30/2022 FDIC Summary of Deposits for the Richmond, VA MSA.
[(2)] Source: Greater Richmond Partnership.
[(3)] Source: Williamsburgva.gov

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Strong Earnings Growth over the past 5 years 7 (1) Non-GAAP financial measure. See GAAP to Non-GAAP financial measure reconciliation at the end of this presentation. (2) Source: S&P Global – Southeast Public Banks under $1 billion in assets as of December 31, 2022. 70.54% (23.54) (60) (40) (20) 0 20 40 60 80 100 Share Price Performance 5-year Horizon March 31, 2018 - March 31, 2023 VBFC-Share Price (Daily)(%) KBW Nasdaq Bank Index Price-Index Value (Daily)(%) 12.72% 19.12% 21.02% 13.54% 9.97% (5.00%) 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% 35.00% 40.00% 2019 2020 2021 2022 Q1 2023 Core ROTCE(1) Commercial Banking Segment Mortgage Banking Segment Top Quartile(2) $3.53 $6.23 $8.48 $5.62 $1.04 $(1.00) $- $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 YE 2019 YE 2020 YE 2021 YE 2022 Q1 2023 Core Earnings Per Share(1) Commercial Banking Segment Mortgage Banking Segment

Comparison to Southeast Peer Group

Financial Highlights - December 31, 2022

(dollars in thousands, except per share amounts)

		Village Bank	Southeast Peer Group[1] Top Quartile	75th Quartile	Average	25 Quartile	Bottom Quartile
Balance Sheet Metrics	Total Assets	$ 723,270	$ 997,734	$ 737,645	$ 543,986	$ 319,194	$ 114,249
	Total Loans	$ 537,913	$ 826,738	$ 510,126	$ 366,740	$ 203,892	$ 56,894
	Total Deposits	$ 624,743	$ 920,327	$ 635,728	$ 469,392	$ 280,342	$ 86,667
	Total Equity	$ 61,111	$ 172,167	$ 65,947	$ 50,640	$ 27,522	$ 5,738
	Loans to Deposits	86.28%	113.60%	88.58%	78.53%	70.72%	30.27%
Capital Ratios	TCE/TA	8.45%	23.67%	9.63%	8.77%	6.58%	1.63%
	Bank Tier 1 Leverage Ratio	10.95%	23.12%	11.58%	11.04%	9.70%	7.73%
	Bank Tier 1 Capital Ratio	14.22%	30.27%	15.85%	14.88%	11.84%	10.87%
	BankTotal Risk Based Capital Ratio	14.81%	31.54%	16.98%	15.89%	13.02%	11.98%
Profitablity Metrics	ROAE*	13.54%	30.26%	14.36%	11.26%	8.02%	(0.81%)
	ROAE Excl AOCI*	12.08%	20.09%	11.92%	9.59%	7.05%	(0.63%)
	ROAA*	1.11%	1.87%	1.14%	0.96%	0.75%	(0.08%)
	Net Interest Margin*	3.67%	6.01%	3.73%	3.53%	3.23%	2.53%
	Efficiency Ratio*	69.06%	35.00%	59.57%	66.75%	74.64%	95.04%
Per Share Metrics	Price / Tangible Book	126.17%	363.60%	126.17%	124.98%	92.25%	65.24%
	Diluted Earnings Per Share	$ 5.62	$ 14.01	$ 3.69	$ 2.68	$ 1.06	$ (0.09)
	Dividend Yield*	1.23%	5.64%	3.04%	2.33%	1.36%	0.00%
	Dividend Payout Ratio	10.32%	100.00%	21.48%	18.40%	5.61%	0.00%
Asset Quality	NPLs / Loans	0.12%	3.24%	0.79%	0.63%	0.10%	0.00%
	NPAs / Total Assets	0.09%	2.80%	0.59%	0.50%	0.08%	0.00%
	Reserves / Loans	0.63%	3.02%	1.38%	1.26%	1.00%	0.39%
	NCOs / Average Loans	0.00%	0.52%	0.03%	0.02%	(0.01%)	(0.38%)

(1) Source: S&P Global – Southeast Banks under $1 billion in assets as of December 31, 2022.

* *Annualized*

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PTPP Income Growth 9 (1) Non-GAAP financial measure. See GAAP to Non-GAAP financial measure reconciliation at the end of this presentation. $4,402 $2,997 $4,822 $9,535 $1,519 $2,265 $5,641 $11,989 $15,373 $9,995 $1,807 $1,865 $(2,000) $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 YE 2019 YE 2020 YE 2021 YE 2022 Q1 2022 Q1 2023 Pre-Tax Pre-Provision Income Growth(1) (dollars in thousands) Banking Segment PTPP PPP Income Pre-Tax Mortgage Segment Pre-Tax Banking Segment PTPP 49.11% growth from prior year.

Financial Highlights for the three months ended March 31, 2023 10 *Annualized Financial Highlights - March 31, 2023 (dollars in thousands, except per share amounts) Balance Sheet Metrics Total Assets $ 734,797 Total Loans $ 540,465 Total Deposits $ 618,016 Total Equity $ 63,881 Loans to Deposits 87.45% Capital Ratios TCE/TA 8.69% Bank Tier 1 Leverage Ratio 11.27% Bank Tier 1 Capital Ratio 14.52% Bank Total Risk Based Capital Ratio 15.14% Profitablity Metrics ROAE* 9.97% ROAA* 0.86% Net Interest Margin* 3.79% Efficiency Ratio* 75.53% Per Share Metrics Book Value Per Share $ 42.99 Diluted Earnings Per Share $ 1.04 Dividend Yield* 1.16% Dividend Payout Ratio 15.38% Asset Quality NPLs / Loans 0.11% NPAs / Total Assets 0.08% Reserves/NPLs (excluding PPP) 555.52% NCOs / Average Loans 0.00%

Deposit Portfolio 11 • Total deposits decreased by $6,727,000, or 1.08%, from December 31, 2022, and decreased by $65,657,000, or 9.60%, from March 31, 2022. • The decrease in deposits was driven by a combination of consumers and businesses drawing down balances due to increased pressure from high inflation, as well as investing in higher yielding products. • The increase in the cost of deposits during the three months ended March 31, 2023 was the result of increased rate pressures in our market. Due to our strong core deposit base and disciplined approached to our funding strategy our beta on our cost of total deposits was 3.37% from December 31, 2021 through March 31, 2023. This period saw an increase in the Federal Funds Rate of 475 basis points. $443,208 $588,382 $664,048 $624,743 $618,016 0.85% 0.57% 0.25% 0.16% 0.41% 0.00% 0.50% 1.00% 1.50% 2.00% $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 YE 2019 YE 2020 YE 2021 YE 2022 Q1 2023 Deposit Growth (dollars in thousands) Non-interest bearing deposits Low cost interest bearing deposits Time deposits Cost of total deposits

Net Interest Margin 12 • NIM driven by: • Strategically deploying excess liquidity to minimize negative arbitrage from the high levels of liquid assets. • Maintain our disciplined pricing approach to funding sources and loans. • Liquidity deployed in efficient manner by: • Looking to quality of earnings for the long-term vs. quantity of earnings in the short-term. • Opportunistic approach to deploying funds in the investment portfolio, with a focus on highly liquid assets that are directly or indirectly guaranteed by the U.S. government. • Focused on core loan growth and becoming the bank of choice for small business in our markets. • Balance sheet positioned to minimize risk of rising rates while also managing the risk of falling rates in the next 12 – 18 months. 3.68% 3.41% 3.76% 3.67% 3.79% 4.75% 4.12% 4.08% 3.92% 4.51% 1.09% 0.72% 0.33% 0.26% 0.75% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% YE 2019 YE 2020 YE 2021 YE 2022 Q1 2023 Net Interest Margin Net Interest Margin Yield on Earning Assets Cost of Funds $506,202 $675,425 $715,434 $689,487 $700,203 13.45% 12.88% 27.40% 22.73% 21.40% -5.00% 5.00% 15.00% 25.00% 35.00% 45.00% $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 YE 2019 YE 2020 YE 2021 YE 2022 Q1 2023 Thousands Earnings Asset Mix Due from other banks Federal funds sold Investments LHFI LHFS Liquidity Ratio

Our credit strategy is to deliver best quartile asset quality in the worst part of the cycle… 13 (1) Source - SNL data for VA Banks <$1 Billion in assets as of December 31, 2022. (2) Annualized. (3) Nonperforming assets excluding performing troubled debt restructurings. • We believe stable credit quality and improving economic factors and improved credit metrics support the adequacy of our allowance for loan and lease losses. • ASC 326 (CECL) was implemented January 1, 2023,which resulted in an increase of $150,000 to the allowance for credit losses (ACL). The ACL included an allowance for loan losses of $3.24 million and a reserve for unfunded commitments of $277,000, as of January 1, 2023. • As of March 31, 2023, the ACL included an allowance for loan losses of $3.27 million and a reserve for unfunded commitments of $254,000. • Credit metrics continue to compare favorably to our peer group. • Non-performing assets remain stable at 0.12% of total assets as of March 31, 2023. • ALLL to Loans (excluding PPP loans) decreased to 0.61% as of March 31, 2023 compared to 0.62% as of December 31, 2022. Asset Quality Metrics Metric Village Peer Group Q1 2023 Q4 2022 Q3 2022 Q2 2022 Q1 2022 Q4 2022(1) Allowance for Loan and Lease Losses/Nonperforming Loans 555.52% 515.29% 342.57% 280.87% 260.49% 269.31% Net Charge-offs (recoveries) to Average Loans(2) (0.00%) (0.00%) 0.11% (0.01%) (0.29%) 0.08% Nonperforming Loans/Loans (excluding Guaranteed Loans) 0.12% 0.13% 0.20% 0.26% 0.29% 0.54% Nonperforming Assets/Bank Total Assets (3) 0.08% 0.09% 0.13% 0.16% 0.17% 0.24% $429,295 $561,003 $526,457 $538,427 $539,818 0.88% 0.95% 0.79% 0.62% 0.61% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 YE 2019 YE 2020 YE 2021 YE 2022 Q1 2023 ALLL to Loans (excluding PPP) (dollars in thousands) Total loans ALLL to loans (excluding PPP)

Mortgage Banking Segment Opportunities • Continue purchase money focus • Provide sales team tools and marketing to support in current environment • Portfolio product introduced November 2022 • Expense reduction initiatives to lower break even to match anticipated rates and volume in coming quarters • Counter cyclical business to commercial bank 14 (1) Source - Mortgage Bankers Association * Mortgage Banking Segment $162,111 $203,497 $369,818 $163,444 $24,222 $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 $400,000 YE 2019 YE 2020 YE 2021 YE 2022 Q1 2023 Mortgage Banking Segment Originations (dollars in thousands) Purchase Refinance 82% 66% 54% 55% 62% 41% 85% 70% 94% 80% 18% 34% 46% 45% 38% 59% 15% 30% 6% 20% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% MBS* Industry Avg. MBS* Industry Avg. MBS* Industry Avg. MBS* Industry Avg. MBS* Industry Avg. YE 2019 YE 2020 YE 2021 YE 2022 Q1 2023 Loan Originations - Purchase vs. Refinance(1) Purchase Refinance

Major Items on Investors and Customers Minds 15 Loan-to-Deposits 87.45% Deposit Costs Cost of total deposits 0.41% (3.37% Beta from December 31, 2021) in Q1 2023 Securities 19.42% of earning assets, all AFS status, duration of 3.13, next 12-month cashflow projected at 25.61%. Portfolio is managed based on the following three pillars in order of importance; liquidity, interest rate risk, and then earnings. Uninsured Deposits 30.73% of total deposits (non-interest bearing represents 41.11% of total deposits) Average Deposit Per Account $35,900 as of March 31, 2023 Borrowing Capacity Available credit of $156 million plus $24 million cash = 94.73% of uninsured deposits Loan Loss Reserve 0.61% - Adopted ASC 326 January 1, 2023, which resulted in a $150,000 increase to the allowance for credit losses. TCE Ratio 8.69% including impact of AOCI (Bank Regulatory Leverage ratio of 11.27% and Total Risk Based ratio of 15.14%)

2023 and beyond Challenges and Opportunities 16 Challenges • Margin Management • Deposit Funding • Weakening Economy • Fraud and cybersecurity Opportunities • Deepen and Grow Relationships • Target disappointed customers of our competitors • Leverage/grow SBA 7a and 504 loans • Grow presence in Williamsburg-Peninsula • Recruit relationship managers • Protect Margin • Disciplined pricing • Retain deposits • Optimize investment portfolio • Grow Non-interest Income • Leverage Treasury Management Sales team and Concierge Banking teams • SBA guaranty strip sales • Mortgage focus: purchase money referral sources, MLO recruiting, efficiency • Digitalization initiatives • Drive engagement through online enhancements • Leverage data & technology to drive productivity and agility

Board of Directors 17 Craig Bell Chairman Since 1998 Randy Whittemore Director Since 1998 Retiring May 2023 Frank Jenkins Director Since 2017 Mike Katzen Director Since 2008 Mike Toalson Director Since 2004 Devon Henry Director Since 2018 Mary Margaret Kastelberg Director Since 2020 Jay Hendricks President & Chief Executive Officer Since 2020 Ron Carey Director Since 2023 Trudy Sanderson Director Since 2023

Management Team 18 Jay Hendricks President & Chief Executive Officer Donnie Kaloski Chief Financial Officer & Chief Risk Officer Max Morehead Commercial Banking • CEO and President of the Company and the Bank since August 2020. • Previously Chief Operating Officer and Chief Risk Officer of the Bank since December 2016. • Joined as Chief Credit Officer of the Bank in September 2013. • 23 years with SunTrust/Crestar including roles as Chief Operational Risk Officer for mortgage and Credit and Compliance Officer for consumer banking. • Prior to 1990, served as Bank Examiner for the Comptroller of the Currency. • More than 30 years experience in the banking industry. • Chief Financial Officer of the Company and the Bank since May 2018. Chief Risk Officer of the Bank since August 2020. • Previously served as Senior Vice President of Accounting of the Bank. • From 2007 to 2013 supervised audit teams on financial institutions throughout the country with BDO USA, LLP. • Holds a BA in Accounting and an MBA from Troy University. • Is a Certified Public Accountant and Charted Global Management Accountant. • More than 15 years experience in the accounting and banking industry. • Executive Vice President – Commercial Banking since March 2014. • 25 years with SunTrust/Crestar including leadership roles in commercial banking. • More than 30 years experience in the banking industry.

Management Team, continued 19 Jennifer Church Retail Banking Christy Quesenbery Operations Roy Barzel Chief Credit Officer Clif Winn President & CEO Village Bank Mortgage Corp • Executive Vice President – Retail Banking of the Bank since March 2022. • Prior to joining the Bank served as Vice President Market Leader with BB&T from September 2018 – March 2022, and prior thereto, she served in various positions with Union Bank & Trust from 2007 to 2018, including Retail Support Manager, Senior Retail Operations Consultant and Branch Manager. • More than 20 years experience in the banking industry. • President and Chief Executive Officer of Village Bank Mortgage Corporation since December 2017. • Member of mortgage leadership team since 2009. Served as Senior Vice President and Risk Manager. • From 1998 until 2009 served in several leadership roles with Benchmark Mortgage. • More than 20 years mortgage banking experience. • Executive Vice President – Operations since August 2020. • Prior to joining the Bank served as Chief Operations Officer at Touchstone Bank since 2016. • Held various leadership roles during her career around operations, information technology, compliance, and risk management. • More than 35 years experience in the banking industry. • Chief Credit Officer of the Bank since August 2020. • Previously served as Senior Vice President and Director of Strategic Initiatives since 2017. • Prior to joining the Bank served in commercial banking leadership roles with Bank of Virginia and SunTrust/Crestar. • More than 35 years experience in the banking industry.

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except per share amounts)

GAAP Operating Results by Segment

	2019	2020	2021	2022	Q1 2023
Pre-tax earnings by segment					
Commercial banking	$ 4,402	$ 6,058	$ 11,355	$ 10,894	$ 2,267
Mortgage banking	1,239	4,981	4,518	(599)	(402)
Income before income tax expense	5,641	11,039	15,873	10,295	1,865
Commercial banking income tax expense	904	1,439	2,472	2,116	409
Mortgage banking income tax expense (benefit)	260	1,046	948	(126)	(84)
Net Income	$ 4,477	$ 8,554	$ 12,453	$ 8,305	$ 1,540

Core Operating Results by Segment[1]

	2019	2020	2021	2022	Q1 2023
Commercial banking GAAP pre-tax earnings	$ 4,402	$ 6,058	$ 11,355	$ 10,894	$ 2,267
Non-core (income) expense items					
Salaries and benefits[2]	760	-	-	-	-
Branch write-down	22	-	-	-	-
(Gain)/loss on sale of securities	(101)	(12)	-	-	-
Other non-core expense[3]	55	696	-	-	-
Commercial banking operating income	5,138	6,742	11,355	10,894	2,267
Mortgage banking GAAP pre-tax earnings (loss)	1,239	4,981	4,518	(599)	(402)
Non-core expense items					
Salaries and benefits[2]	54	-	-	-	-
Mortgage banking operating income (loss)	1,293	4,981	4,518	(599)	(402)
Core operating income before income tax expense	6,431	11,723	15,873	10,295	1,865
Commercial banking income tax expense[4]	1,059	1,583	2,472	2,116	409
Mortgage banking income tax expense (benefit)[4]	271	1,046	948	(126)	(84)
Core operating net income	$ 5,101	$ 9,094	$ 12,453	$ 8,305	$ 1,540

* *Reference notes on following page.*

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Reconciliation of Non-GAAP Financial Measures 21 Reconciliation of Non-GAAP Financial Measures (dollars in thousands, except per share amounts) Reference notes for GAAP to Core Operating Income (1) Non-GAAP financial measure. (2) The Company recognized $814,000 in additional compensation expense during Q2 2019, as a result of the accelerated vesting of restricted stock awards and retirement benefits as disclosed in the Company's Form 8-K filed on June 25, 2019. (3) Other non-core expense is composed of the write-off of premiums associated with United States Department of Agriculture Loans, $139,000 during 2018, $12,000 during 2019, and additional audit and tax fees of $23,000 during 2018 and $43,000 during 2019 associated with the transition of our external auditors during 2018. 2020 includes $696,000 in prepayment fees associated with the early pay-off of the then $31 million outstanding in FHLB Advances. (4) Income tax expense was adjusted for the non-core items at the corporate tax rate of 21%.

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except per share amounts)

	2019	2020	2021	2022	Q1 2023
ROTCE					
Average shareholder's equity	$ 40,111	$ 47,572	$ 59,256	$ 61,336	$ 62,673
Less: average preferred stock	-	-	-	-	-
Average tangible common equity	$ 40,111	$ 47,572	$ 59,256	$ 61,336	$ 62,673
Net income available to common shareholders					
Consolidated	$ 4,477	$ 8,554	$ 12,453	$ 8,305	$ 1,540
Commercial Banking Segment	3,498	4,619	8,883	8,778	1,858
Mortgage Banking Segment	$ 979	$ 3,935	$ 3,570	$ (473)	$ (318)
Return on Tangible Common Equity					
Consolidated	11.16%	17.98%	21.02%	13.54%	9.97%
Commercial Banking Segment	8.72%	9.71%	14.99%	14.31%	12.02%
Mortgage Banking Segment	2.44%	8.27%	6.02%	(0.77%)	(2.06%)
Core ROTCE					
Operating income available to common shareholders (1)					
Consolidated	$ 5,101	$ 9,094	$ 12,453	$ 8,305	$ 1,540
Commercial Banking Segment	4,079	5,159	8,883	8,778	1,858
Mortgage Banking Segment	$ 1,022	$ 3,935	$ 3,570	$ (473)	$ (318)
Return on Tangible Common Equity					
Consolidated	12.72%	19.12%	21.02%	13.54%	9.97%
Commercial Banking Segment	10.17%	10.85%	14.99%	14.31%	12.02%
Mortgage Banking Segment	2.55%	8.27%	6.02%	(0.77%)	(2.06%)

(1) Non-GAAP financial measure

(2) Derived from the Core Operating Results by Segment table.

22

Reconciliation of Non-GAAP Financial Measures 23 Reconciliation of Non-GAAP Financial Measures (in thousands, except per share amounts) (1) Derived from the Core Operating Results by Segment table. (2) Non-GAAP financial measure. YE 2019 YE 2020 YE 2021 YE 2022 Q1 2023 GAAP earnings per share Weighted Average Share Outstanding 1,445 1,459 1,468 1,477 1,484 Net income (loss) available to common shareholders Consolidated $ 4,477 $ 8,554 $ 12,453 $ 8,305 $ 1,540 Commercial Banking Segment 3,498 4,619 8,883 8,778 1,858 Mortgage Banking Segment $ 979 $ 3,935 $ 3,570 $ (473) $ (318) GAAP earnings per share Consolidated $ 3.10 $ 5.86 $ 8.48 $ 5.62 $ 1.04 Commercial Banking Segment $ 2.42 $ 3.17 $ 6.05 $ 5.94 $ 1.25 Mortgage Banking Segment $ 0.68 $ 2.70 $ 2.43 $ (0.32) $ (0.21) Core earnings per share Operating income available to common shareholders (1) Consolidated $ 5,101 $ 9,094 $ 12,453 $ 8,305 $ 1,540 Commercial Banking Segment 4,079 5,159 8,883 8,778 1,858 Mortgage Banking Segment $ 1,022 $ 3,935 $ 3,570 $ (473) $ (318) Core earnings per share Consolidated $ 3.53 $ 6.23 $ 8.48 $ 5.62 $ 1.04 Commercial Banking Segment $ 2.82 $ 3.54 $ 6.05 $ 5.94 $ 1.25 Mortgage Banking Segment $ 0.71 $ 2.70 $ 2.43 $ (0.32) $ (0.21)

Reconciliation of Non-GAAP Financial Measures 24 Reconciliation of Non-GAAP Financial Measures (in thousands, except per share amounts) (1) Non-GAAP financial measure. YE 2019 YE 2020 YE 2021 YE 2022 Q1 2022 Q1 2023 Pre-Tax Earnings by Segment Commercial banking - PTPP (ex. PPP)(1) $ 4,402 $ 2,997 $ 4,822 $ 9,535 $ 1,519 $ 2,265 Commercial banking - PPP Income - 4,011 6,033 1,059 540 2 Commercial banking income before income tax expense 4,402 7,008 10,855 10,594 2,059 2,267 Mortgage banking income (loss) before income tax expense (benefit) 1,239 4,981 4,518 (599) (252) (402) Income before provision for (recovery of) loan losses and income tax expense 5,641 11,989 15,373 9,995 1,807 1,865 Provision for (recovery of) loan losses - 950 (500) (300) (400) - GAAP income before income tax expense $ 5,641 $11,039 $ 15,873 $ 10,295 $ 2,207 $ 1,865